EXHIBIT 99.3

COLLECTIVE BRANDS, INC. AND THE STRIDE RITE CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On August 17, 2007, Collective Brands, Inc. (the “Company”) announced that it had completed the acquisition (the “Acquisition”) of The Stride Rite Corporation (“SRR”). The transaction consisted of an aggregate payment to SRR shareholders, option holders and other equity holders of approximately $810 million (including approximately $17 million of acquisition costs). The Acquisition was financed with cash-on-hand and the net proceeds from a $725 million term loan (the “Term Loan”).

On August 24, 2007, the Company entered into an interest rate swap arrangement (the “Swap”) for $540 million to hedge a portion of its variable rate Term Loan. The interest rate swap provides for a fixed interest rate of approximately 7.75%, portions of which mature on a series of dates over five years.

The unaudited pro forma combined condensed financial statements presented herein give effect to:

•	The Acquisition
•	The Term Loan
•	The Swap
•	The payoff, by the Company, of SRR debt existing on the date of the Acquisition

The unaudited pro forma combined condensed balance sheet has been prepared as if such transactions occurred on August 4, 2007; the unaudited pro forma combined condensed statements of income for the fiscal year ended February 3, 2007 and 26 weeks ended August 4, 2007 have been prepared as if such transactions occurred as of January 28, 2006. Because the Company’s fiscal year differs from SRR’s, SRR’s unaudited condensed balance sheet as of June 1, 2007, unaudited condensed income statement for the 26 weeks ended June 1, 2007 and audited income statement for the fiscal year ended December 1, 2006 have been used in preparing the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed financial information reflects the preliminary application of purchase accounting. The cost of the Acquisition has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimates of their respective fair values as of the date of the Acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The purchase allocation pro forma adjustments, which are preliminary and have been made solely for the purpose of preparing unaudited pro forma combined condensed financial information, are subject to revision based on final determinations of fair value.

Preparation of the unaudited pro forma combined condensed financial information was based on estimates and assumptions deemed appropriate by the Company’s management. The pro forma and certain other assumptions are described in the accompanying notes. The pro forma combined condensed financial information is unaudited and does not purport to be indicative of the results which actually would have occurred if the above transactions had been consummated as described above, nor does it purport to represent the future financial position or results of operations for future periods. Management has not completed its evaluation of SRR’s accounting policies and practices to determine if they conform to the Company’s accounting policies and practices. Accordingly, other than the reclassifications discussed in the notes to the unaudited pro forma combined condensed financial data, no adjustments have been made to the pro forma financial information related to conforming accounting policies and practices between SRR and the Company. Any changes identified by management may impact the future combined results of operations of SRR and the Company. The pro forma financial information does not include the effects of expected synergies related to the acquisition. These synergies are expected to drive improvement in: gross margin by leveraging significant sourcing benefits, capital utilization as the less capital intensive wholesaling and licensing business grows asset efficiency as expected improved working capital productivity results from leveraging physical distribution network and inventory management systems, and liquidity and cash flow generation. The pro forma financial information also does not include costs for integrating the Company and SRR.

The accompanying unaudited pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of the Company and SRR and the accompanying disclosures in the Company’s annual report on Form 10-K for the year ended February 3, 2007, the Company’s most recent quarterly reports on Form 10-Q for the periods ended May 5, 2007 and August 4, 2007, SRR’s annual report on Form 10-K for the year ended December 1, 2006 and SRR’s most recent quarterly reports for the periods ended February 1, 2007 and June 1, 2007.

COLLECTIVE BRANDS, INC.
(Formerly Payless ShoeSource, Inc.)
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in millions)

	Collective Brands August 4, 2007	Stride Rite June 1, 2007	Preliminary Pro Forma Adjustments for the transactions		Pro Forma as Combined
ASSETS
Current Assets:
Cash and cash equivalents	$327.4	$21.3	$(129.7)	(1)	$219.0
Restricted cash	2.0	-	-		2.0
Accounts receivable	-	110.0	16.7	(2)	126.7
Inventories	370.0	125.5	52.2	(3)	547.7
Current deferred income taxes	16.8	14.3	(20.6)	(4)	10.5
Prepaid expenses	46.5	-	8.2	(5)	54.7
Other current assets	24.9	8.4	(13.9)	(6)	19.4
Current assets of discontinued operations	0.8	-	-		0.8
Total current assets	788.4	279.5	(87.1)		980.8

Property and Equipment:
Land	5.7	1.1	-		6.8
Property, buildings and equipment	1,323.0	175.4	(107.5)	(7)	1,390.9
Accumulated depreciation and amortization	(868.6)	(122.9)	122.9	(8)	(868.6)
Property and equipment, net	460.1	53.6	15.4		529.1

Deferred income taxes	47.0	-	(45.4)	(9)	1.6
Intangible assets, net	94.7	71.9	397.3	(10)	563.9
Goodwill	40.2	70.3	202.7	(11)	313.2
Other assets	26.0	18.1	4.7	(12)	48.8

Total Assets	$1,456.4	$493.4	$487.6		$2,437.4

LIABILITIES AND SHAREOWNERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$0.3	$-	$5.4	(13)	$5.7
Notes payable	2.0	-	-		2.0
Accounts payable	164.3	42.5	-		206.8
Accrued expenses	137.9	34.5	8.9	(14)	181.3
Current liabilities of discontinued operations	1.5	-	-		1.5
Total current liabilities	306.0	77.0	14.3		397.3

Long-term debt	200.9	54.2	665.4	(15)	920.5
Deferred income taxes	-	24.9	120.0	(16)	144.9
Other liabilities	179.3	15.3	9.9	(17)	204.5
Minority interest	11.5	-	-		11.5
Commitments and contingencies
Total shareowners' equity	758.7	322.0	(322.0)	(18)	758.7

Total Liabilities and Shareowners' Equity	$1,456.4	$493.4	$487.6		$2,437.4

See Accompanying Notes to Unaudited Pro Forma
Combined Condensed Financial Statements.

COLLECTIVE BRANDS, INC.
(Formerly Payless ShoeSource, Inc.)
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(in millions, except per share data)

	26 Weeks Ended
	Collective Brands August 4, 2007	Stride Rite June 1, 2007	Preliminary Pro Forma Adjustments for the transactions		Pro Forma as Combined
Net sales	$1,427.9	$403.9	$-		$1,831.8
Cost of sales	918.4	233.7	36.5	(19)	1,188.6
Gross margin	509.5	170.2	(36.5)		643.2
Selling, general and administrative expenses	410.9	128.8	(31.1)	(20)	508.6
Restructuring charges	0.3	-	-		0.3
Operating profit from continuing operations	98.3	41.4	(5.4)		134.3
Interest expense	9.6	2.9	26.6	(21)	39.1
Interest income	(8.7)	(0.7)	5.0	(22)	(4.4)
Other income	-	(0.2)	-		(0.2)
Earnings from continuing operations before income taxes and minority interest	97.4	39.4	(37.0)		99.8
Provision for income taxes	31.5	14.1	(14.6)	(23)	31.0
Earnings from continuing operations before minority interest	65.9	25.3	(22.4)		68.8
Minority interest, net of income taxes	(2.2)	-	-		(2.2)
Net earnings from continuing operations	$63.7	$25.3	$(22.4)		$66.6

Net earnings per share from continuing operations:
Basic	$0.99				$1.03
Diluted	$0.97				$1.01

Weighted average common shares outstanding:
Basic	64.6				64.6
Diluted	65.9				65.9

See Accompanying Notes to Unaudited Pro Forma
Combined Condensed Financial Statements.

COLLECTIVE BRANDS, INC.
(Formerly Payless ShoeSource, Inc.)
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
(in millions, except per share data)

	Fiscal Year Ended
	Collective Brands February 3, 2007	Stride Rite December 1, 2006	Preliminary Pro Forma Adjustments for the transactions		Pro Forma as Combined
Net sales	$2,796.7	$706.8	$-		$3,503.5
Cost of sales	1,821.0	418.1	125.1	(24)	2,364.2
Gross margin	975.7	288.7	(125.1)		1,139.3
Selling, general and administrative expenses	808.5	235.3	(58.7)	(25)	985.1
Restructuring charges	0.8	-	-		0.8
Operating profit from continuing operations	166.4	53.4	(66.4)		153.4
Interest expense	19.2	4.9	54.2	(26)	78.3
Interest income	(22.7)	(1.2)	10.0	(27)	(13.9)
Other expense	-	0.1	-		0.1
Earnings from continuing operations before income taxes and minority interest	169.9	49.6	(130.6)		88.9
Provision for income taxes	39.9	15.3	(51.6)	(23)	3.6
Earnings from continuing operations before minority interest	130.0	34.3	(79.0)		85.3
Minority interest, net of income taxes	(4.6)	-	-		(4.6)
Net earnings from continuing operations	$125.4	$34.3	$(79.0)		$80.7

Net earnings per share from continuing operations:
Basic	$1.90				$1.22
Diluted	$1.87				$1.20

Weighted average common shares outstanding:
Basic	65.9				65.9
Diluted	67.0				67.0

See Accompanying Notes to Unaudited Pro Forma
Combined Condensed Financial Statements.

COLLECTIVE BRANDS, INC.
(formerly Payless ShoeSource)
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

Note: All pro forma adjustments are preliminary.

(1)	Represents the following:
•	Net cash received from acquisition financing of $715.1 million.
•	Cash paid to SRR common stockowners’ and stock option holders for purchase of SRR of ($793.6) million.
•	Payoff of SRR debt existing at the date of acquisition of ($54.2) million.
•	Reclass of SRR credit card receivable $3.0 million to cash equivalents to conform the Company and SRR reporting.
(2)	Represents the following:
•	Reclassification of the Company’s accounts receivable from other current assets of $19.7 million to conform the Company and SRR reporting.
•	Reclass of SRR credit card receivable ($3.0) million to cash equivalents to conform the Company and SRR reporting.
(3)	Represents $52.2 million purchase accounting adjustment to record inventories at fair value.
(4)	Represents ($20.6) million adjustment to deferred taxes as a result of purchase accounting.
(5)	Represents $8.2 million reclassification of SRR’s prepaid expenses from other current assets to conform the Company and SRR reporting.
(6)	Represents the following:
•	Reclassification of the Company’s accounts receivable from other current assets of ($19.7) million to conform the Company and SRR reporting.
•	Reclassification of SRR’s prepaid expenses from other current assets ($8.2) million to conform the Company and SRR reporting.
•	Income Tax receivable of $14.0 million relating to tax effect of cash paid to SRR stock option holders.
(7)	Represents the following:
•	$15.4 million purchase accounting adjustment to record SRR’s property, buildings and equipment balance at fair value.
•	Reclassification of SRR’s accumulated depreciation balance to net property, plant and equipment balance ($122.9) million as SRR balance is recorded at fair value.
(8)	Represents the reclassification of SRR’s accumulated depreciation balance to net property, plant and equipment balance $122.9 million as SRR balance is recorded at fair value.
(9)	Represents reduction of deferred tax assets of ($45.4) million as a result of purchase accounting adjustments.
(10)	Represents the following:
•	($71.9) million elimination of SRR’s historical intangible assets.
•	$397.0 million allocated to indefinite lived intangible assets associated with the Acquisition.
•	$72.2 million allocated to the finite lived intangible assets associated with the Acquisition.
(11)	Represents preliminary adjustment of $202.7 million to goodwill. Goodwill was calculated as follows:

(In millions)
Total purchase price composed of:
Cash paid to common stockowners'	$753.4
Cash paid to SRR stock option holders	40.2
Preliminary transaction advisory and legal costs paid by the Company`	16.9
Total purchase price	810.5
Less: Net Book Value of Assets/Liabilities Acquired	(322.0)
Add Back: SRR Intangibles	71.9
Excess of purchase price over net book value of assets acquired	560.4
Adjustments to record fair value and related tax effects:
Inventories	(52.2)
Property, buildings and equipment, net	(15.4)
Identified indefinite lived intangible assets	(397.0)
Identified finite lived intangible assets**	(72.2)
Acquisition exit costs	11.0
Deferred retail lease construction allowance	(1.1)
Deferred income tax assets from preliminary purchase price adjustments	66.0
Deferred income tax liabilities from preliminary purchase price adjustments	115.5
Income Tax receivable for cash paid to SRR stock option holders	(12.3)
Total adjustments	(357.7)
Goodwill*	$202.7

*The allocation of purchase price to goodwill and other intangibles is based on management’s preliminary estimates. When finalized, fair value adjustments will impact the final allocation of the purchase price to assets acquired, liabilities assumed and goodwill.

**Finite lived intangible assets will be amortized as follows:

Type	Fair Value (in millions)	Remaining useful life
Trade Names	$1.3	8-10 Years
Customer Relationships	66.6	8-10 Years
Customer Backlog	2.2	0.75 Years
Technology-Shoe Designs/Patents	1.6	0.5-6 Years
Favorable/Unfavorable Leases, Net	0.5	2-15 Years
	$72.2

(12)	Represents the following:
•	$9.9 million of the long-term portion of deferred financing costs from the Term Loan.
•	($5.2) million of deferred acquisition costs booked by the Company in the second quarter of 2007 which are part of the purchase of SRR to be allocated in purchase accounting.
(13)	Represents $5.4 million of the current portion of the Term Loan issued to finance the Acquisition.
(14)	Represents the following:
•	$11.7 million of deferred acquisition costs related to the Acquisition.
•	($2.8) million reduction to income taxes payable as a result of cash paid to SRR stock option holders.
(15)	Represents the following:
•	$719.6 million long term portion of the Term Loan issued to finance the Acquisition.
•	Payoff of SRR debt of ($54.2) million.
(16)	Represents the following:
•	$115.5 million of the long term deferred tax liabilities recorded as a result of purchase accounting adjustments.
•	$4.5 million of long term deferred tax liabilities as a result of the cash paid to SRR stock option holders
(17)	Represents the following:
•	($1.1) million of purchase accounting adjustments to other liabilities to record balance at fair value.
•	$11.0 million of liabilities related to exit costs incurred by the Company associated with the Acquisition.
(18)	Represents ($322.0) million adjustment to eliminate SRR historical stockowners’ equity as a result of the Acquisition.
(19)	Represents the following:
•	($0.7) million elimination of SRR’s historical intangible amortization expense.
•
($0.3) million elimination of SRR’s change in the last-in, first out (“LIFO”) inventory reserve impact on earnings to conform with the Company’s valuation of inventory using the first-in, first-out (“FIFO”) basis.

•	$5.9 million of amortization expense related to allocation of purchase price to finite lived intangible assets.
•	$0.5 million of depreciation expense related to allocation of purchase price to property, plant and equipment. Depreciation taken on a straight-line basis based on useful life of 6-30 years.
•	Reclassification of certain SRR occupancy and distribution costs from selling, general and administrative expenses of $31.1 million to cost of sales to conform the Company and SRR reporting.
(20)	Represents the SRR’s reclassification from selling, general and administrative expenses of ($31.1) million to cost of sales to conform the Company and SRR reporting.
(21)	Represents the following:
•	($2.9) million elimination of SRR’s interest expense as all outstanding SRR debt has been paid by the Company.
•
$28.5 million of interest expense for borrowings on the Term Loan used to finance the Acquisition. Interest rate assumption based on the Swap fixed rate of 7.75% for $540 million of the Term Loan and a blended rate of 8.27% on the remaining Term Loan amount of $185 million. A 1/8% change in interest rates on the portion of the Term Loan that is not under a fixed interest rate would result in approximately $250,000 increase or decrease in our pro forma interest expense of $26.6 million.

•	$1.0 million of amortization expense related to the debt issuance costs incurred to issue debt used to finance the acquisition of SRR.
(22)	Represents $5.0 million of decrease in interest income due to the decrease in cash and cash equivalents as a result of the Acquisition and anticipated debt service payments.
(23)	Represents taxes on the pro-forma earnings from continuing operations before income taxes at an assumed rate of 39.5 percent.
(24)	Represents the following:
•	($1.4) million elimination of SRR’s historical intangible amortization expense.
•	($0.4) million elimination of SRR’s change in LIFO inventory reserve impact on earnings to be consistent with the Company’s valuation of inventory using the FIFO basis.
•	$52.2 million of cost of sales related to the sale of inventory valued at fair value based on inventory turns.
•	$15.0 million of amortization expense related to the allocation of purchase price to finite lived intangible assets.
•
$1.0 million of depreciation expense related to allocation of purchase price to property, buildings and equipment. Depreciation was estimated on a straight-line basis based on useful lives of 6-30 years.

•	Reclassification of certain SRR occupancy and distribution costs from selling, general and administrative expenses of $58.7 million to cost of sales to conform the Company and SRR reporting.
(25)	Represents SRR’s reclassification from selling, general and administrative expenses of ($58.7) million to cost of sales to conform the Company and SRR reporting.
(26)	Represents the following:
•	($4.9) million elimination of SRR’s interest expense as all outstanding SRR debt has been paid by the Company.
•
$57.1 million of interest expense for borrowings used to finance the Acquisition. Interest rate assumption based on the Swap fixed rate of 7.75% for $540 million of the Term Loan and a blended rate of 8.27% on the remaining Term Loan amount of $185 million. A 1/8% change in interest rates on the portion of the Term Loan that is not under a fixed interest rate would result in approximately $500,000 increase or decrease in our pro forma interest expense of $54.2 million.

•	$2.0 million of amortization expense related to the debt issuance costs incurred to finance the acquisition of SRR.
(27)	Represents $10.0 million of estimated decrease in interest income due to the decrease in cash and cash equivalents as a result of the acquisition and anticipated debt service payments.